Exhibit 10.2
Amendment to Unit Purchase Agreement
This Amendment to Unit Purchase Agreement (this “Amendment”) is entered into as of May 8, 2018, by and among Caesars Entertainment Corporation, a Delaware corporation (“Buyer”) and Clairvest GP Manageco Inc. (“Sellers Representative”).
RETICALS:
A.    Buyer and Sellers Representative have entered into that certain Unit Purchase Agreement, dated as of November 16, 2017 (as may be amended from time to time including hereby, the “UPA”), by and among Buyer, Centaur Holdings, LLC, the Persons listed on Schedule 1 thereto, and, solely in its capacity as “Sellers Representative” thereunder, Sellers Representative.
B.    The Buyer and Sellers Representative now desire to amend the terms of the UPA to extend the Outside Date thereunder, as set forth herein.
C.    Pursuant to Section 11.09 of the UPA, the UPA may be amended by an agreement in writing signed by Buyer and Sellers Representative.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Incorporation of Recitals; Defined Terms. The parties hereto acknowledge that the Recitals set forth above are true and correct in all material respects. The defined terms in the Recitals set forth above are hereby incorporated into this Amendment by reference. All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the UPA.
2.    Amendment to UPA. Section 10.01(d)(iii) of the UPA is hereby amended and restated in the entirety as follows:
(iii)    Outside Date and Extension Rights. If the Closing shall not have occurred by July 16, 2018 (the “Outside Date”); provided, however that either Sellers Representative or Buyer may elect (in such party’s sole and absolute discretion) to extend such date (which notice of extension must be provided to the parties at least two Business Days prior to the then-scheduled Outside Date) in monthly increments until the date that is twelve (12) months following the date of this Agreement (such extended date, thereafter the “Outside Date” for all purposes hereunder) if the only outstanding conditions to the Closing are those conditions set forth in Article VII that, by their nature, are to be satisfied or waived at Closing and that are capable of being so satisfied (including the Cash Count) and either:

(A)
if the Outside Date extension relates to a Regulatory Approval issue, any of the conditions in Section 7.01 (Conditions to Obligations of All Parties) or Section 7.02(q) (Buyer Consolidation Regulatory Approval) have not been satisfied; or

(B)
if the Outside Date extension relates to a Material Adverse Effect issue, any of the conditions in Section 7.02(a)(iii) (Representations by Sellers and the Company) or Section 7.02(n) (No MAC) have not been satisfied due to the existence of a Material Adverse Effect as contemplated by the last proviso of the definition thereof and the Company and the Sellers are in the process of remediating as permitted by the definition of “Material Adverse Effect”;

provided, further, the right to terminate or extend this Agreement under this Section 10.01(d)(iii) shall not be available to Buyer if its breach of, or failure to fulfill any covenant or obligation under, this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date, or to Sellers Representative if its, the Company’s or any Seller’s breach of, or failure to fulfill any covenant or obligation under, this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date.
3. Miscellaneous. By its acceptance hereof, each of Buyer and Sellers Representative hereby represents that it has the necessary power and authority to execute, deliver, and perform the undertakings contained herein, and that this Amendment constitutes the valid and binding obligation of each such party enforceable against it in accordance with its terms. This Amendment may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same instrument. Delivery of a counterpart hereof by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by New York law.
[SIGNATURE PAGES TO FOLLOW]

This Amendment to Unit Purchase Agreement is entered into as of the date and year first above written.
“BUYER”

CAESARS ENTERTAINMENT CORPORATION

By: /s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer

“SELLER REPRESENTATIVE”

CLAIRVEST GP MANAGECO INC.

By: /s/ Kenneth B. Rotman
Name: Kenneth B. Rotman
Title: Chief Executive Officer and Managing Director

By: /s/ Daniel Cheng
Name: Daniel Cheng
Title: Chief Financial Officer